CERTIFICATION OF FORM N-SAR

Registrant Name:  Northwestern Mutual Series Fund, Inc.
File Number:  811-3290
Registrant CIK Number:  0000742212



This report covering the six-month period ended
June 30, 2007, is signed on behalf of Northwestern
Mutual Series Fund, Inc. (Registrant) in the city of
Milwaukee and the state of Wisconsin on the 23rd day of August, 2007.



Signatory:

/s/ Barbara E. Courtney

Barbara E. Courtney
Controller


Witness:

/s/ Linda L. Wisniewski

Linda L. Wisniewski
Senior Mutual Fund Specialist